Exhibit 99.1

iCAD REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

NASHUA, N.H. (July 27, 2016) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and six months ended June 30, 2016.

Second Quarter Highlights:

•	Total revenue of $7.4 million, representing sequential growth of 22%

•	Non-GAAP adjusted EBITDA loss of $0.3 million, GAAP net loss of ($1.6) million

•	Ended quarter with $11.5 million in cash and cash equivalents and no debt

“Our second quarter results reflect improved performance sequentially from the first quarter, including positive trends in several key areas of our business,” said Ken Ferry, Chief Executive Officer. “This gives us positive momentum into the second half of the year, which we expect will be an important turning point for the business as we begin to benefit from our key growth drivers. In our Cancer Detection business, we achieved strong double-digit growth in sales of our core mammography products, including the first sale of our breast tomosynthesis cancer detection solution in Europe. We currently remain on track for both potential FDA approval of this solution in the third quarter of 2016 and the development of a next generation, multi-vendor tomosynthesis solution that will further enhance our market opportunity in 2017. In our Therapy business, we are pleased with our progress in resigning dermatology eBx customer sites and developing new opportunities as a result of reimbursement clarity in certain regions of the U.S. We are in the process of on-boarding a significant number of sites, with more to follow, which puts us in an excellent position for improved growth for skin eBx beginning in the fourth quarter of 2016. For IORT, we continue to see strong procedure growth, in the U.S. and particularly in international markets, where we believe we have the opportunity to enter several new geographies in the next 12 to 18 months.”

Second Quarter 2016 Financial Results

Revenue: Total revenue for the second quarter of 2016 decreased 34% to $7.4 million from $11.1 million in the second quarter of 2015, reflecting a 10% increase in product revenue and a 51% decrease in service revenue. The decrease in the Company’s revenue in the second quarter of 2016 was primarily driven by the negative impact of the general uncertainty related to reimbursement for non-melanoma skin cancer treatment in the United States in 2015. The decrease was also driven by lower MRI-CAD product sales due to the Company’s exclusive distribution partner exercising its right in August 2015 to a fully paid-up license to distribute the software. This provided the Company with a cash payment of $2.0 million during the third quarter of 2015 that is being amortized over the term of the contract through July 2017. On a sequential basis, total revenue for the second quarter of 2016 increased 22% from $6.0 million in the first quarter of 2016. Service revenue for the second quarter of 2016 was approximately 54% of total revenues compared to approximately 72% of total revenues in the second quarter of 2015.

	Three months ended June 30,
	2016	2015	% Change

Product revenue	$3,418	$3,096	10.4%
Service revenue	3,951	8,047	(50.9)%

Total Revenue	$7,369	$11,143	(33.9)%

Total therapy revenue for the second quarter of 2016 decreased by 60%, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue. Cancer detection revenue decreased by 1%, which includes digital mammography, MRI and CT CAD platforms, as well as the associated service revenue.

	Three months ended June 30,
	2016	2015	% Change
Detection revenue
Product revenue	$2,788	$2,955	(5.7)%
Service revenue	2,109	2,000	5.5%

Detection Revenue	$4,897	$4,955	(1.2)%

Therapy revenue
Product revenue	$630	$141	346.8%
Service revenue	1,842	6,047	(69.5)%

Therapy Revenue	$2,472	$6,188	(60.1)%

Total Revenue	$7,369	$11,143	(33.9)%

Gross Profit: Gross profit for the second quarter of 2016 decreased to $5.7 million, or 77% of revenue, from $7.9 million, or 71% of revenue, for the second quarter of 2015. Gross profit for the second quarter of 2016 included a U.S. medical device excise tax refund of $0.3 million.

Operating Expenses: Total operating expenses for the second quarter of 2016 decreased to $7.2 million from $35.7 million for the second quarter of 2015, which included $27.4 million of goodwill and long-lived asset impairment. Second quarter 2015 operating expenses were $8.3 million excluding the impairment. The year-over-year decline reflects the effect of the Company’s cost reduction initiatives, implemented in 2015.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss $(0.3) million for the second quarter of 2016, compared with non-GAAP adjusted EBITDA of $1.6 million, or 14% of revenue, for the second quarter of 2015.

Net Loss: Net loss for the second quarter of 2016 was $(1.6) million, or $(0.10) per share, compared with net loss of $(27.8) million, or $(1.77) per share, for the second quarter of 2015.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net loss, as defined below, for the second quarter of 2016 was $(1.5) million, or $(0.09) per share, compared with a non-GAAP adjusted net income of $30,000, or $0.00 per share, for the second quarter of 2015.

Cash and Cash Equivalents: As of June 30, 2016, the Company had cash and cash equivalents of $11.5 million, compared with $15.3 million as of December 31, 2015. The Company used $1.0 million of cash from operating activities in the second quarter of 2016.

First Half 2016 Financial Results

Revenue: Total revenue for the six months ended June 30, 2016 decreased 45% to $13.4 million from $24.4 million for the six months ended June 30, 2015, reflecting a 23% decrease in product revenue and a 54% decrease in service revenue. The decrease in the Company’s revenue in the first half of 2016 was primarily driven by the negative impact of the general uncertainty related to reimbursement for non-melanoma skin cancer treatment in the United States in 2015. The decrease was also driven by lower MRI-CAD product sales due to the Company’s exclusive distribution partner exercising its right in August 2015 to a fully paid-up license to distribute the software. This provided the Company with a cash payment of $2.0 million during the third quarter of 2015 that is being amortized over the term of the contract through July 2017. Service revenue for the six months ended June 30, 2016 was approximately 59% of total revenues compared to approximately 71% of total revenues for the six months ended June 30, 2015.

	Six months ended June 30,
	2016	2015	% Change

Product revenue	$5,446	$7,054	(22.8)%
Service revenue	7,961	17,309	(54.0)%

Total Revenue	$13,407	$24,363	(45.0)%

Total therapy revenue for the six months ended June 30, 2016 decreased by 69%, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue. Cancer detection revenue decreased by 9%, which includes digital mammography, MRI and CT CAD platforms, as well as the associated service revenue.

	Six months ended June 30,
	2016	2015	% Change
Detection revenue
Product revenue	$4,589	$5,828	(21.3)%
Service revenue	4,238	3,915	8.3%

Detection Revenue	$8,827	$9,743	(9.4)%

Therapy revenue
Product revenue	$857	$1,226	(30.1)%
Service revenue	3,723	13,394	(72.2)%

Therapy Revenue	$4,580	$14,620	(68.7)%

Total revenue	$13,407	$24,363	(45.0)%

Gross Profit: Gross profit for the six months ended June 30, 2016 decreased to $9.9 million, or 74% of revenue, from $17.2 million, or 71% of revenue, for the six months ended June 30, 2015. Gross profit for the first half of 2016 included a U.S. medical device excise tax refund of $0.5 million.

Operating Expenses: Total operating expenses for the six months ended June 30, 2016 decreased to $13.9 million from $44.6 million for the six months ended June 30, 2015, which included $27.4 million of goodwill and long-lived asset impairment. Operating expenses for the first half of 2015 were $17.2 million excluding the impairment. The year-over-year decline reflects the effect of the Company’s cost reduction initiatives implemented in 2015.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of $(1.8) million for the six months ended June 30, 2016, compared with non-GAAP adjusted EBITDA of $4.3 million, or 18% of revenue, for the six months ended June 30, 2015.

Net Loss: Net loss for the six months ended June 30, 2016 was $(4.1) million, or $(0.26) per share, compared with net loss of $(29.6) million, or $(1.90) per share, for the six months ended June 30, 2015.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net loss, as defined below, for the six months ended June 30, 2016 was $(4.2) million, or $(0.27) per share, compared with a non-GAAP adjusted net income of $403,000, or $0.02 per share, for the six months ended June 30, 2015.

Financial Guidance

As the Company is in the early stage of educating customers on the updated reimbursement for non-melanoma skin cancer treatment in the United States, the Company is not providing financial guidance at this time.

Conference Call

iCAD management will host a conference call today at 5:00 p.m. Eastern Time to discuss the financial results and provide a company update. The dial-in numbers are (855) 217-4501 for domestic callers and (716) 220-9431 for international callers. The conference ID is 49466640. A live webcast of the conference call will be available online at www.icadmed.com.

A replay of the webcast will remain on the Company’s website until the Company releases its third quarter 2016 financial results. In addition, a telephonic replay of the conference call will be available until August 3, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The replay conference ID is 49466640.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast, prostate and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, including the 10-K for the year ended December 31, 2015, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

The Ruth Group

Zack Kubow

646-536-7020

iCAD@theruthgroup.com

or

For iCAD media inquiries:

Berry & Company Public Relations, LLC

Lynn Granito, 212-253-8881

lgranito@berrypr.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Products	$3,418	$3,096	$5,446	$7,054
Service and supplies	3,951	8,047	7,961	17,309

Total revenue	7,369	11,143	13,407	24,363

Cost of revenue:
Products	185	680	375	1,621
Service and supplies	1,182	2,082	2,541	4,360
Amortization and depreciation	300	503	603	1,142

Total cost of revenue	1,667	3,265	3,519	7,123

Gross profit	5,702	7,878	9,888	17,240

Operating expenses:
Engineering and product development	2,204	2,272	4,475	4,528
Marketing and sales	2,561	3,165	5,057	6,995
General and administrative	2,177	2,330	3,803	4,543
Amortization and depreciation	293	496	579	1,116
Goodwill and long-lived asset impairment	—	27,443	—	27,443

Total operating expenses	7,235	35,706	13,914	44,625

Loss from operations	(1,533)	(27,828)	(4,026)	(27,385)

Loss from extinguishment of debt	—	—	—	(1,723)
Interest expense	(21)	(70)	(44)	(577)
Other income	2	5	7	14

Other expense, net	(19)	(65)	(37)	(2,286)

Loss before income tax expense	(1,552)	(27,893)	(4,063)	(29,671)

Tax (expense) benefit	(23)	107	(45)	28

Net loss and comprehensive loss	$(1,575)	$(27,786)	$(4,108)	$(29,643)

Net loss per share:
Basic	$(0.10)	$(1.77)	$(0.26)	$(1.90)

Diluted	$(0.10)	$(1.77)	$(0.26)	$(1.90)

Weighted average number of shares used in computing loss per share:
Basic	15,904	15,679	15,865	15,642

Diluted	15,904	15,679	15,865	15,642

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	June 30,	December 31,
	2016	2015
Assets

Current assets:
Cash and cash equivalents	$11,468	$15,280
Trade accounts receivable, net of allowance for doubtful accounts of $156 in 2016 and $236 in 2015	6,052	7,488
Inventory, net	4,476	4,315
Prepaid expenses and other current assets	1,103	684

Total current assets	23,099	27,767

Property and equipment, net of accumulated depreciation of $5,902 in 2016 and $5,475 in 2015	1,910	2,307
Other assets	53	94
Intangible assets, net of accumulated amortization of $11,397 in 2016 and $10,897 in 2015	4,467	4,274
Goodwill	14,491	14,198

Total assets	$44,020	$48,640

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,492	$1,593
Accrued and other expenses	4,030	4,220
Notes and lease payable - current portion	488	969
Deferred revenue	7,239	7,497

Total current liabilities	13,249	14,279

Deferred revenue, long-term portion	979	1,079
Other long-term liabilities	7	450
Capital lease - long-term portion	—	86

Total liabilities	14,235	15,894

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 16,130,678 in 2016 and 15,923,349 in 2015; outstanding 15,944,847 in 2016 and 15,737,518 in 2015	161	159
Additional paid-in capital	212,657	211,512
Accumulated deficit	(181,618)	(177,510)
Treasury stock at cost, 185,831 shares in 2016 and 2015	(1,415)	(1,415)

Total stockholders’ equity	29,785	32,746

Total liabilities and stockholders’ equity	$44,020	$48,640

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the three months ended June 30,
	2016	2015
	(in thousands)
Cash flow from operating activities:
Net loss	$(4,108)	$(29,643)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	500	1,362
Depreciation	682	896
Bad debt provision	102	188
Stock-based compensation expense	1,202	1,064
Amortization of debt discount and debt costs	(4)	323
Interest on settlement obligations	46	92
Loss on extinguishment of debt	—	1,723
Gain from acquisition settlement	(249)	—
Goodwill and long-lived asset impairment	—	27,443
Loss on disposal of assets	9	123
Changes in operating assets and liabilities (net of the effect of the acquisitions):
Accounts receivable	1,412	1,691
Inventory	(152)	(993)
Prepaid and other current assets	(378)	65
Accounts payable	(100)	(347)
Accrued expenses	(689)	(1,802)
Deferred revenue	(1,236)	(1,962)

Total adjustments	1,145	29,866

Net cash used for operating activities	(2,963)	223

Cash flow from investing activities:
Additions to patents, technology and other	(3)	(36)
Additions to property and equipment	(223)	(799)
Acquisition of VuComp M-Vu Breast Density	—	(1,700)
Acquisition of VuComp M-Vu CAD	(6)	—

Net cash used for investing activities	(232)	(2,535)

Cash flow from financing activities:
Stock option exercises	10	327
Taxes paid related to restricted stock issuance	(65)	(84)
Principal payments of capital lease obligations	(562)	(693)
Principal repayment of debt financing, net	—	(11,250)

Net cash used for financing activities	(617)	(11,700)

Decrease in cash and equivalents	(3,812)	(14,012)
Cash and equivalents, beginning of period	15,280	32,220

Cash and equivalents, end of period	$11,468	$18,208

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Net Loss	$(1,575)	$(27,786)	$(4,108)	$(29,643)

Interest Expense	21	70	44	577
Other income	(2)	(5)	(7)	(14)
Stock Compensation	552	620	1,202	1,064
Depreciation	340	411	682	896
Amortization	253	588	500	1,362
Tax expense	23	(107)	45	(28)
Severance	—	312	—	587
Loss on sale of Assets	—	—	1	201
Loss from extinguishment of debt	—	—	—	1,723
Gain from acquisition settlement	—	—	(249)	—
Acquisition related	75	61	127	92
Goodwill and long-lived asset impairment	—	27,443	—	27,443

Non GAAP Adjusted EBITDA	$(313)	$1,607	$(1,763)	$4,260

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income (Loss)”

(Unaudited, in thousands, except loss per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Net Loss	$(1,575)	$(27,786)	$(4,108)	$(29,643)
Adjustments to net loss:
Severance	—	312	—	587
Loss on sale of Assets	—	—	1	201
Loss from extinguishment of debt	—	—	—	1,723
Gain from acquisition settlement	—	—	(249)	—
Acquisition related	75	61	127	92
Goodwill and long-lived asset impairment	—	27,443	—	27,443

Non GAAP Adjusted Net (Loss) income	$(1,500)	$30	$(4,229)	$403

Net (loss) income per share
GAAP Net (loss) income per share	$(0.10)	$(1.77)	$(0.26)	$(1.90)
Adjustments to net (loss) income (as detailed above)	0.01	1.77	(0.01)	1.92

Non GAAP Adjusted Net (loss) income per share	$(0.09)	$0.00	$(0.27)	$0.02

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, loss on extinguishment of debt, amortization of acquired intangibles, patent litigation and recall costs, contingent consideration, indemnification, asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Income (loss)” as the sum of GAAP net income (loss) before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification, loss on extinguishment of debt and asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non-GAAP Adjusted EBITDA calculation.

•	Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Loss on sale of assets relates to the loss incurred on the disposal of assets. The Company excludes this non-cash charge as this item is not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations.

•	Loss on extinguishment of debt: relates to the extinguishment of a portion of the $15 million debt facility agreement. It is excluded as this is an expense that management does not consider part of ongoing operating results when assessing the performance of the Company’s business.

•	Litigation and settlement related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•	Acquisition related: relates to professional service fees due to the acquisitions of VuComp. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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